Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of RAMTRON INTERNATIONAL CORPORATION for the quarter ended June 30, 2010, I, William W. Staunton, III, Chief Executive Officer of RAMTRON INTERNATIONAL CORPORATION, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)           such Quarterly Report on Form 10-Q of RAMTRON INTERNATIONAL CORPORATION for the quarter ended June 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in such Quarterly Report on Form 10-Q of RAMTRON INTERNATIONAL CORPORATION for the quarter ended June 30, 2010, fairly presents, in all material respects, the financial condition and results of operations of RAMTRON INTERNATIONAL CORPORATION as of the dates and for the periods expressed in the report.

/s/ William W. Staunton, III
William W. Staunton, III
Chief Executive Officer
(Principal Executive Officer and
Duly Authorized Officer of the
Registrant)

August 6, 2010

A signed original of this written statement required by Section 906 has been provided to Ramtron International Corporation and will be retained by Ramtron International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.